Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of SKM Media Corp. on Form S-1/A of our report dated October 13, 2011 on the consolidated balance sheets of SKM Media Corp. as of December 31, 2010 and 2009 and the consolidated statements of income, stockholders’ equity, and cash flows for the two years in the period ended December 31, 2010. We also consent to the reference to our firm under the heading “Experts” in this Registration Statement.

Kabani & Company

KABANI & COMPANY CERTIFIED PUBLIC ACCOUNTANTS

Los Angeles, CA

January 31, 2012